Exhibit 99.1

For Additional Information:

Aaron Reyes

Sunstone Hotel Investors, Inc.

(949) 382-3018

SUNSTONE HOTEL INVESTORS REPORTS RESULTS FOR FIRST QUARTER 2025

Opens Andaz Miami Beach After Transformational Renovation

Completes Additional Share Repurchases

ALISO VIEJO, CA – May 6, 2025 – Sunstone Hotel Investors, Inc. (the “Company” or “Sunstone”) (NYSE: SHO) today announced results for the first quarter ended March 31, 2025.

First Quarter 2025 Operational Results (as compared to First Quarter 2024):

●	Net Income: Net income was $5.3 million as compared to $13.0 million.
●	Total Portfolio RevPAR: Total Portfolio RevPAR increased 2.2% to $221.63. The average daily rate was $316.16 and occupancy was 70.1%. Excluding Andaz Miami Beach due to its transformational renovation, RevPAR increased 3.8%.
●	Adjusted EBITDAre: Adjusted EBITDAre increased 5.0% to $57.3 million.
●	Adjusted FFO: Adjusted FFO attributable to common stockholders per diluted share increased 16.7% to $0.21.

Information regarding the non-GAAP financial measures disclosed in this release is provided below in “Non-GAAP Financial Measures.” Reconciliations of non-GAAP financial measures to the most comparable GAAP measure for each of the periods presented are included later in this release.

Bryan A. Giglia, Chief Executive Officer, stated, “Despite the elevated uncertainty that has crept into the operating environment since the start of the year, our premium portfolio delivered first quarter earnings that were slightly ahead of expectations even on softer revenue growth. As the demand environment evolves, we are working with our operators to book new business and drive total revenue growth while focusing on costs. Our solid balance sheet and recently completed capital investments support the continued return of capital to our shareholders and position Sunstone to be opportunistic and successfully allocate capital in a range of operating environments. We have adjusted our full year outlook to reflect the recent volatility and its impact on operating trends. Forward visibility has become increasingly limited given the heightened uncertainty and greater variability in the range of possible economic outcomes for the year.”

Mr. Giglia continued, “Last week, we opened Andaz Miami Beach following a complete transformation of the oceanfront property. The fully reimagined resort looks fantastic and is well positioned to deliver on our underwriting and create value going forward. The opening of Andaz Miami Beach is a significant milestone for Sunstone and further advances our layered approach to capital allocation: investing in our portfolio, recycling capital and returning capital to our shareholders.”

Unaudited Selected Statistical and Financial Data ($ in millions, except RevPAR, ADR and per share amounts)

	Quarter Ended March 31,
	2025	2024	Change

Net Income	$5.3	$13.0	(59.7)%
Income Attributable to Common Stockholders per Diluted Share	$0.01	$0.05	(80.0)%

Total Portfolio Operating Statistics (1)
RevPAR	$221.63	$216.80	2.2%
Occupancy	70.1%	68.9%	120	bps
Average Daily Rate	$316.16	$314.66	0.5%

Total Portfolio Operating Statistics, excluding Andaz Miami Beach (2)
RevPAR	$230.48	$222.10	3.8%
Occupancy	72.9%	70.3%	260	bps
Average Daily Rate	$316.16	$315.93	0.1%

Total Portfolio Hotel Adjusted EBITDAre Margin, excluding Andaz Miami Beach (2)	26.2%	25.4%	80	bps

Adjusted EBITDAre	$57.3	$54.5	5.0%
Adjusted FFO Attributable to Common Stockholders	$41.5	$37.5	10.6%
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$0.21	$0.18	16.7%
(1)	Includes all 15 hotels owned by the Company as of March 31, 2025, and includes both prior ownership results and the Company's results for the Hyatt Regency San Antonio Riverwalk, acquired by the Company in April 2024.
(2)	Includes all hotels owned by the Company as of March 31, 2025, with the exception of Andaz Miami Beach due to its renovation activity during the first quarters of 2025 and 2024. Includes prior ownership results for the Hyatt Regency San Antonio Riverwalk, acquired by the Company in April 2024.

Recent Developments

Andaz Miami Beach. On May 3, 2025, the Company opened Andaz Miami Beach, following a complete transformation of the property. The fully renovated luxury resort boasts 287 guestrooms including 64 suites, meeting space with ocean views and abundant natural light, a full-service spa, premium food and beverage outlets concepted by José Andrés Group, and a spacious backyard with a range of amenities including two pools and private beach access. Over the coming months, the resort will introduce Olazul, a members only beach club. Later, the resort will also debut The Bazaar by José Andrés, a highly anticipated signature dining destination.

Stock Repurchase Program. During the first quarter of 2025, the Company repurchased 821,771 shares of its common stock at an average purchase price of $9.74 per share for a total repurchase amount before expenses of $8.0 million. Year-to-date through May 5, 2025, the Company has repurchased a total of 2,332,320 shares of its common stock at an average purchase price of $8.90 per share for a total repurchase amount before expenses of $20.8 million. The average purchase price per share represents a substantial discount to consensus estimates of net asset value and implies a highly attractive valuation multiple on the Company’s stabilized cash flow. The Company currently has $406.8 million remaining under its existing stock repurchase program authorization.

Term Loan Extension. On April 1, 2025, the Company exercised its option to extend the maturity of its $225.0 million Term Loan 3 by twelve months from May 1, 2025 to May 1, 2026. Inclusive of extension options, the Company has no debt maturities prior to 2026.

Balance Sheet and Liquidity Update

As of March 31, 2025, the Company had $148.8 million of cash and cash equivalents, including restricted cash of $76.5 million, total assets of $3.1 billion, including $2.9 billion of net investments in hotel properties, total debt of $845.0 million and stockholders’ equity of $2.1 billion.

Capital Investments Update

During the first quarter of 2025, the Company invested $28.2 million into its portfolio. The majority of the investment consisted of the conversion of Andaz Miami Beach and a soft goods renovation at Wailea Beach Resort.

The Company currently expects to invest approximately $80 million to $100 million into its portfolio in 2025, with the majority of the investment relating to the completion of the Andaz Miami Beach transformation, the remaining investment for the room renovation at Wailea Beach Resort, and a renovation of the meeting space at Hyatt Regency San Antonio Riverwalk.

2025 Outlook

The Company is updating its 2025 outlook based on Management’s expectations and information available as of the date of this release. Future economic policies, changes in the health of the economy, or changes in consumer sentiment, among other factors, could lead to further revisions in the Company’s outlook or cause the Company to withdraw its outlook altogether.

For the full year 2025, the Company now expects:

Metric ($ in millions, except per share data)	Prior Full Year 2025 Guidance (1)	Current Full Year 2025 Guidance (2)	Change in Full Year 2025 Guidance Midpoint
Net Income	$46 to $71	$33 to $58	- $13
Total Portfolio RevPAR Growth (3)	+ 7.0% to + 10.0%	+ 4.0% to + 7.0%	- 300 bps
Total Portfolio RevPAR Growth, excluding Andaz Miami Beach (3)	+ 3.0% to + 6.0%	+ 1.0% to + 4.0%	- 200 bps
Adjusted EBITDAre	$245 to $270	$235 to $260	- $10
Adjusted FFO Attributable to Common Stockholders	$175 to $200	$165 to $190	- $10
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$0.86 to $0.98	$0.82 to $0.94	- $0.04
Diluted Weighted Average Shares Outstanding	203,000,000	201,000,000	- 2,000,000

(1)	Reflects guidance presented on February 21, 2025.
(2)	Detailed reconciliations of Net Income to non-GAAP financial measures are provided later in this release.
(3)	RevPAR Growth reflects comparison to full year 2024.

Full year 2025 guidance is based in part on the following full year assumptions:

●	Full year interest income of approximately $4 million to $5 million. This range is unchanged from the Company’s prior estimate.
●	Full year corporate overhead expense (excluding deferred stock amortization and management transition costs) of approximately $20 million to $21 million. This range is unchanged from the Company’s prior estimate.
●	Full year interest expense of approximately $51 million to $54 million, including approximately $4 million in amortization of deferred financing costs and $1.0 million in noncash interest expense on derivatives. Excluding the noncash interest on derivatives, this range is unchanged from the Company’s prior estimate.
●	Full year preferred stock dividends of approximately $16 million to $17 million, which includes the Series G, H, and I cumulative redeemable preferred stock. This range is unchanged from the Company’s prior estimate.

Dividend Update

On May 5, 2025, the Company’s Board of Directors authorized a cash dividend of $0.09 per share of its common stock. The Company’s Board of Directors also authorized cash dividends of $0.562500 per share payable to its Series G cumulative redeemable preferred stockholder, $0.382813 per share payable to its Series H cumulative redeemable preferred stockholders, and $0.356250 per share payable to its Series I cumulative redeemable preferred stockholders. The common and preferred dividends will be paid on July 15, 2025 to stockholders of record as of June 30, 2025.

The Company currently expects to continue to pay a quarterly cash common dividend throughout 2025. The level of any future quarterly dividends will be determined by the Company’s Board of Directors after considering long-term operating projections, expected capital requirements, and risks affecting the Company’s business.

Supplemental Disclosures

Contemporaneous with this release, the Company has furnished a Form 8-K with unaudited financial information. This additional information is being provided as a supplement to the information in this release and other filings with the SEC. The Company has no obligation to update any of the information provided to conform to actual results or changes in the Company’s portfolio, capital structure or future expectations.

Earnings Call

The Company will host a conference call to discuss first quarter results on May 6, 2025, at 10:30 a.m. Eastern Time (7:30 a.m. Pacific Time). A live webcast of the call will be available via the Investor Relations section of the Company’s website at www.sunstonehotels.com. Alternatively, interested parties may dial 1-800-715-9871 and reference conference ID 1026321 to listen to the live call. A replay of the webcast will also be archived on the website.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. is a lodging real estate investment trust (“REIT”) that as of the date of this release owns 15 hotels comprised of 7,253 rooms, the majority of which are operated under nationally recognized brands. Sunstone's strategy is to create long-term stakeholder value through the acquisition, active ownership, and disposition of well-located hotel and resort real estate. For further information, please visit Sunstone’s website at www.sunstonehotels.com. The Company’s website is provided as a reference only and any information on the website is not incorporated by reference in this release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including opinions, references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: we own upper upscale and luxury hotels located in urban and resort destinations in an industry that is highly competitive; events beyond our control, including economic slowdowns or recessions, uncertainty in connection with certain international economic and political relationships, including political disputes and the imposition of tariffs affecting commodity costs, pandemics, natural disasters, civil unrest and terrorism; inflation may adversely affect our financial condition and results of operations; system security risks, data protection breaches, cyber-attacks and systems integration issues, including those impacting the Company’s suppliers, hotel managers or franchisors; a significant portion of our hotels are geographically concentrated so we may be disproportionately harmed by economic conditions, competition, new hotel supply, real and personal property tax rates or natural disasters in these areas of the country; we face possible risks associated with the physical and transitional effects of climate change; uninsured or underinsured losses could harm our financial condition; the operating results of some of our hotels are significantly reliant upon group and transient business generated by large corporate customers, and the loss of such customers for any reason could harm our operating results; the increased use of virtual meetings and other similar technologies could lessen the need for business-related travel, and, therefore, demand for rooms in our hotels may be adversely affected; our hotels require ongoing capital investment and we may incur significant capital expenditures in connection with acquisitions, repositionings and other improvements, some of which are mandated by applicable laws or regulations or agreements with third parties, and the costs of such renovations, repositionings or improvements, including commodity cost increases resulting from inflation or the implementation of international tariffs, and delays due to supply chain disruptions, may exceed our expectations or cause other problems; delays in the acquisition, renovation or repositioning of hotel properties may have adverse effects on our results of operations and returns to our stockholders; accounting for the acquisition of a hotel property or other entity involves assumptions and estimations to determine fair value that could differ materially from the actual results achieved in future periods; volatility in the debt and equity markets may adversely affect our ability to acquire, renovate, refinance or sell our hotels; we may pursue joint venture investments that could be adversely affected by our lack of sole decision-making authority, our reliance on a co-venturer’s financial condition and disputes between us and our co-venturer; we may be subject to unknown or contingent liabilities related to recently sold or acquired hotels, as well as hotels we may sell or acquire in the future; we may seek to acquire a portfolio of hotels or a company, which could present more risks to our business and financial results than the acquisition of a single hotel; the sale of a hotel or portfolio of hotels is typically subject to contingencies, risks and uncertainties, any of which may cause us to be unsuccessful in completing the disposition; the illiquidity of real estate investments and the lack of alternative uses of hotel properties could significantly limit our ability to respond to adverse changes in the performance of our hotels; we may issue or invest in hotel loans, including subordinated or mezzanine loans, which could involve greater risks of loss than senior loans secured by income-producing real properties; if we make or invest in mortgage loans with the intent of gaining ownership of the hotel secured by or pledged to the loan, our ability to perfect an ownership interest in the hotel is subject to the sponsor’s willingness to forfeit the property in lieu of the debt; one of our hotels is subject to a ground lease with an unaffiliated party, the termination of which by the lessor for any reason, including due to our default on the lease, could cause us to lose the ability to operate the hotel altogether and may adversely affect our results of operations; because we are a REIT, we depend on third-parties to operate our hotels;

we are subject to risks associated with our operators’ employment of hotel personnel; most of our hotels operate under a brand owned by Marriott, Hyatt, Hilton, Four Seasons or Montage, and should any of these brands experience a negative event, or receive negative publicity, our operating results may be harmed; our franchisors and brand managers may adopt new policies or change existing policies which could result in increased costs that could negatively impact our hotels; future adverse litigation judgments or settlements resulting from legal proceedings could have an adverse effect on our financial condition; claims by persons regarding our properties could affect the attractiveness of our hotels or cause us to incur additional expenses; the hotel business is seasonal and seasonal variations in business volume at our hotels will cause quarterly fluctuations in our revenue and operating results; changes in the debt and equity markets may adversely affect the value of our hotels; certain of our hotels have in the past become impaired and additional hotels may become impaired in the future; laws and governmental regulations may restrict the ways in which we use our hotel properties and increase the cost of compliance with such regulations, and noncompliance with such regulations could subject us to penalties, loss of value of our properties or civil damages; corporate responsibility, specifically related to environmental sustainability, social responsibility and corporate governance, or ESG, factors and commitments, may impose additional costs and expose us to new risks that could adversely affect our results of operations, financial condition and cash flows; our franchisors and brand managers may require us to make capital expenditures pursuant to property improvement plans or to comply with brand standards; termination of any of our franchise, management or operating lease agreements could cause us to lose business; the growth of alternative reservation channels could adversely affect our business and profitability; the failure of tenants in our hotels to make rent payments or otherwise comply with the material terms of our retail and restaurant leases may adversely affect our results of operations; we rely on our corporate and hotel senior management teams, the loss of whom may cause us to incur costs and harm our business; we could be harmed by inadvertent errors, misconduct or fraud that is difficult to detect; if we fail to maintain effective internal control over financial reporting and disclosure controls and procedures, we may not be able to accurately report our financial results or identify and prevent fraud; we have outstanding debt which may restrict our financial flexibility; our debt agreements contain various covenants, restrictions, requirements and other limitations, and should we default, we may be required to pay additional fees, provide additional security or repay the debt; defaulting on existing debt may limit our ability to access additional debt financing in the future; certain of our unsecured term loans are subject to variable interest rates, which creates uncertainty in the amount of interest expense we will incur in the future and may negatively impact our operating results; we may not be able to refinance our debt on favorable terms or at all; our stock repurchase program may not enhance long-term stockholder value, could cause volatility in the price of our common and preferred stock and could diminish our cash reserves; and other risks and uncertainties associated with the Company’s business described in its filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information provided herein is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

This release should be read together with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q. Copies of these reports are available on our website at www.sunstonehotels.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures that we believe are useful to investors as key supplemental measures of our operating performance: earnings before interest expense, taxes, depreciation and amortization for real estate, or EBITDAre; Adjusted EBITDAre (as defined below); funds from operations attributable to common stockholders, or FFO attributable to common stockholders; Adjusted FFO attributable to common stockholders (as defined below); hotel Adjusted EBITDAre; and hotel Adjusted EBITDAre margins. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. In addition, our calculation of these measures may not be comparable to other companies that do not define such terms exactly the same as the Company. These non-GAAP measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to net income (loss), cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

We present EBITDAre in accordance with guidelines established by the National Association of Real Estate Investment Trusts (“Nareit”), as defined in its September 2017 white paper “Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate.” We believe EBITDAre is a useful performance measure to help investors evaluate and compare the results of our operations from period to period in comparison to our peers. Nareit defines EBITDAre as net income (calculated in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization, gains or losses on the disposition of depreciated property (including gains or losses on change in control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in the value of depreciated property in the affiliate, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates.

We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful information to investors regarding our operating performance, and that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. In addition, we use both EBITDAre and Adjusted EBITDAre as measures in determining the value of hotel acquisitions and dispositions.

We believe that the presentation of FFO attributable to common stockholders provides useful information to investors regarding our operating performance because it is a measure of our operations without regard to specified noncash items such as real estate depreciation and amortization, any real estate impairment loss and any gain or loss on sale of real estate assets, all of which are based on historical cost accounting and may be of lesser significance in evaluating our current performance. Our presentation of FFO attributable to common stockholders conforms to Nareit’s definition of “FFO applicable to common shares.” Our presentation may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current Nareit definition, or that interpret the current Nareit definition differently than we do.

We also present Adjusted FFO attributable to common stockholders when evaluating our operating performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance and may facilitate comparisons of operating performance between periods and our peer companies.

We adjust EBITDAre and FFO attributable to common stockholders for the following items, which may occur in any period, and refer to these measures as either Adjusted EBITDAre or Adjusted FFO attributable to common stockholders:

●	Amortization of deferred stock compensation: we exclude the noncash expense incurred with the amortization of deferred stock compensation as this expense is based on historical stock prices at the date of grant to our corporate employees and does not reflect the underlying performance of our hotels.

●	Amortization of contract intangibles: we exclude the noncash amortization of any favorable or unfavorable contract intangibles recorded in conjunction with our hotel acquisitions. We exclude the noncash amortization of contract intangibles because it is based on historical cost accounting and is of lesser significance in evaluating our actual performance for the current period.

●	Gains or losses from debt transactions: we exclude the effect of finance charges and premiums associated with the extinguishment of debt, including the acceleration of deferred financing costs from the original issuance of the debt being redeemed or retired because, like interest expense, their removal helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure.

●	Cumulative effect of a change in accounting principle: from time to time, the FASB promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments, which include the accounting impact from prior periods, because they do not reflect our actual performance for that period.

●	Other adjustments: we exclude other adjustments that we believe are outside the ordinary course of business because we do not believe these costs reflect our actual performance for the period and/or the ongoing operations of our hotels. Such items may include: lawsuit settlement costs; the write-off of development costs associated with abandoned projects; property-level restructuring, severance, and management transition costs; pre-opening costs associated with extensive renovation projects such as the work being performed at Andaz Miami Beach; debt resolution costs; lease terminations; property insurance restoration proceeds or uninsured losses; and other nonrecurring identified adjustments.

In addition, to derive Adjusted EBITDAre, we exclude the amortization of our right-of-use assets and related lease obligations as these expenses are based on historical cost accounting and do not reflect the actual rent amounts due to the respective lessors or the underlying performance of our hotels. We also exclude the effect of gains and losses on the disposition of undepreciated assets because we believe that including them in Adjusted EBITDAre is not consistent with reflecting the ongoing performance of our assets.

To derive Adjusted FFO attributable to common stockholders, we also exclude the noncash interest on our derivatives as we believe that these items are not reflective of our ongoing finance costs. Additionally, we exclude the real estate amortization of our right-of-use assets and related lease obligations (with the exception of our corporate operating lease) as these expenses are based on historical cost accounting and do not reflect the actual rent amounts due to the respective lessors or the underlying performance of our hotels. We also exclude preferred stock redemption charges, changes to deferred tax assets, liabilities or valuation allowances, and income tax benefits or provisions associated with the application of net operating loss carryforwards, uncertain tax positions or with the sale of assets.

In presenting hotel Adjusted EBITDAre and hotel Adjusted EBITDAre margins, miscellaneous non-hotel items have been excluded. We believe the calculation of hotel Adjusted EBITDAre results in a more accurate presentation of the hotel Adjusted EBITDAre margins for our hotels, and that these non-GAAP financial measures are useful to investors in evaluating our property-level operating performance.

Reconciliations of net income to EBITDAre, Adjusted EBITDAre, FFO attributable to common stockholders, Adjusted FFO attributable to common stockholders, hotel Adjusted EBITDAre and hotel Adjusted EBITDAre margins are set forth in the following pages of this release.

Sunstone Hotel Investors, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	March 31,	December 31,
	2025	2024
	(unaudited)
ASSETS
Investment in hotel properties, net	$2,855,188	$2,856,032
Operating lease right-of-use assets, net	7,782	8,464
Cash and cash equivalents	72,334	107,199
Restricted cash	76,460	73,078
Accounts receivable, net	50,371	34,109
Prepaid expenses and other assets, net	34,547	27,757
Total assets	$3,096,682	$3,106,639

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Debt, net of unamortized deferred financing costs	$841,559	$841,047
Operating lease obligations	11,196	12,019
Accounts payable and accrued expenses	58,264	52,722
Dividends and distributions payable	22,742	24,137
Other liabilities	85,413	72,694
Total liabilities	1,019,174	1,002,619
Commitments and contingencies

STOCKHOLDERS' EQUITY
Preferred stock, $0.01 par value, 100,000,000 shares authorized:
Series G Cumulative Redeemable Preferred Stock, 2,650,000 shares issued and outstanding at both March 31, 2025 and December 31, 2024, stated at liquidation preference of $25.00 per share	66,250	66,250
6.125% Series H Cumulative Redeemable Preferred Stock, 4,600,000 shares issued and outstanding at both March 31, 2025 and December 31, 2024, stated at liquidation preference of $25.00 per share	115,000	115,000
5.70% Series I Cumulative Redeemable Preferred Stock, 4,000,000 shares issued and outstanding at both March 31, 2025 and December 31, 2024, stated at liquidation preference of $25.00 per share	100,000	100,000
Common stock, $0.01 par value, 500,000,000 shares authorized, 200,369,510 shares issued and outstanding at March 31, 2025 and 200,824,993 shares issued and outstanding at December 31, 2024	2,004	2,008
Additional paid in capital	2,385,648	2,395,702
Distributions in excess of retained earnings	(591,394)	(574,940)
Total stockholders' equity	2,077,508	2,104,020

Total liabilities and stockholders' equity	$3,096,682	$3,106,639

Sunstone Hotel Investors, Inc.

Unaudited Consolidated Statements of Operations

(In thousands, except per share data)

	Quarter Ended March 31,
	2025	2024

Revenues
Room	$144,921	$135,815
Food and beverage	67,128	61,339
Other operating	22,016	20,012
Total revenues	234,065	217,166
Operating expenses
Room	39,110	35,551
Food and beverage	48,821	44,315
Other operating	5,860	5,944
Advertising and promotion	13,116	12,132
Repairs and maintenance	9,685	8,710
Utilities	6,741	5,944
Franchise costs	4,459	4,205
Property tax, ground lease and insurance	18,897	18,925
Other property-level expenses	29,725	27,623
Corporate overhead	8,905	7,518
Depreciation and amortization	32,275	29,040
Total operating expenses	217,594	199,907
Interest and other income	1,564	5,453
Interest expense	(12,682)	(11,010)
Gain on sale of assets, net	—	457
Gain on extinguishment of debt	—	21
Income before income taxes	5,353	12,180
Income tax (provision) benefit, net	(98)	855
Net income	5,255	13,035
Preferred stock dividends	(3,931)	(3,683)
Income attributable to common stockholders	$1,324	$9,352

Basic and diluted per share amounts:
Basic and diluted income attributable to common stockholders per common share	$0.01	$0.05

Basic weighted average common shares outstanding	200,410	202,631
Diluted weighted average common shares outstanding	201,444	202,658

Distributions declared per common share	$0.09	$0.07

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(Unaudited and in thousands)

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre

	Quarter Ended March 31,
	2025	2024

Net income	$5,255	$13,035
Depreciation and amortization	32,275	29,040
Interest expense	12,682	11,010
Income tax provision (benefit), net	98	(855)
Gain on sale of assets, net	—	(457)
EBITDAre	50,310	51,773

Amortization of deferred stock compensation	2,064	2,770
Amortization of right-of-use assets and obligations	(141)	(11)
Gain on extinguishment of debt	—	(21)
Gain on insurance recoveries	(99)	—
Pre-opening costs	3,253	—
Management transition costs	1,869	—
Adjustments to EBITDAre, net	6,946	2,738

Adjusted EBITDAre	$57,256	$54,511

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(Unaudited and in thousands, except per share data)

Reconciliation of Net Income to FFO Attributable to Common Stockholders and

Adjusted FFO Attributable to Common Stockholders

	Quarter Ended March 31,
	2025	2024

Net income	$5,255	$13,035
Preferred stock dividends	(3,931)	(3,683)
Real estate depreciation and amortization	31,918	28,755
Gain on sale of assets, net	—	(457)
FFO attributable to common stockholders	33,242	37,650

Amortization of deferred stock compensation	2,064	2,770
Real estate amortization of right-of-use assets and obligations	(126)	(122)
Amortization of contract intangibles, net	315	231
Noncash interest on derivatives, net	982	(2,042)
Gain on extinguishment of debt	—	(21)
Gain on insurance recoveries	(99)	—
Pre-opening costs	3,253	—
Management transition costs	1,869	—
Prior year income tax benefit, net	—	(948)
Adjustments to FFO attributable to common stockholders, net	8,258	(132)

Adjusted FFO attributable to common stockholders	$41,500	$37,518

FFO attributable to common stockholders per diluted share	$0.16	$0.19

Adjusted FFO attributable to common stockholders per diluted share	$0.21	$0.18

Basic weighted average shares outstanding	200,410	202,631
Shares associated with unvested restricted stock awards	1,214	665
Diluted weighted average shares outstanding	201,624	203,296

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

Guidance for Full Year 2025

(Unaudited and in thousands, except for per share amounts)

Reconciliation of Net Income to Adjusted EBITDAre

	Year Ended
	December 31, 2025
	Low	High

Net income	$32,800	$57,800
Depreciation and amortization	132,300	132,300
Interest expense	52,500	52,500
Income tax provision	1,000	1,000
Amortization of deferred stock compensation	9,000	9,000
Pre-opening costs	5,500	5,500
Management transition costs	1,900	1,900
Adjusted EBITDAre	$235,000	$260,000

Reconciliation of Net Income to Adjusted FFO Attributable to Common Stockholders

	Year Ended
	December 31, 2025
	Low	High

Net income	$32,800	$57,800
Preferred stock dividends	(16,500)	(16,500)
Real estate depreciation and amortization	131,000	131,000
Amortization of deferred stock compensation	9,000	9,000
Pre-opening costs	5,500	5,500
Management transition costs	1,900	1,900
Noncash interest on derivatives, net	1,000	1,000
Adjusted FFO attributable to common stockholders	$164,700	$189,700

Adjusted FFO attributable to common stockholders per diluted share	$0.82	$0.94

Diluted weighted average shares outstanding	201,000	201,000

Sunstone Hotel Investors, Inc.

Non-GAAP Financial Measures

Hotel Adjusted EBITDAre and Margins

(Unaudited and in thousands)

	Quarter Ended March 31,
	2025	2024

Total Portfolio Hotel Adjusted EBITDAre Margin	26.0%	24.9%
Total Portfolio Hotel Adjusted EBITDAre Margin, Excluding Andaz Miami Beach	26.2%	25.4%

Actual revenues	$234,065	$217,166
Prior ownership hotel revenues (1)	—	13,537
Total Portfolio Hotel Revenues	234,065	230,703
Andaz Miami Beach revenues (2)	(132)	(4,015)
Total Portfolio Hotel Revenues, Excluding Andaz Miami Beach	$233,933	$226,688

Net income	$5,255	$13,035
Non-hotel operating expenses, net (3)	(295)	(278)
Property-level adjustments (4)	3,416	(1,244)
Corporate overhead	8,905	7,518
Depreciation and amortization	32,275	29,040
Interest and other income	(1,564)	(5,453)
Interest expense	12,682	11,010
Gain on sale of assets, net	—	(457)
Gain on extinguishment of debt	—	(21)
Income tax provision (benefit), net	98	(855)
Actual Hotel Adjusted EBITDAre	60,772	52,295
Prior ownership hotel Adjusted EBITDAre (1)	—	5,104
Total Portfolio Hotel Adjusted EBITDAre	60,772	57,399
Andaz Miami Beach Adjusted EBITDAre (2)	475	238
Total Portfolio Hotel Adjusted EBITDAre, Excluding Andaz Miami Beach	$61,247	$57,637

(1)	Prior ownership hotel revenues and Adjusted EBITDAre include results for the Hyatt Regency San Antonio Riverwalk prior to the Company’s acquisition of the hotel in April 2024. The Company obtained prior ownership information from the previous owner of the Hyatt Regency San Antonio Riverwalk during the due diligence period before acquiring the hotel. The Company performed a limited review of the information as part of its analysis of the acquisition.
(2)	Andaz Miami Beach was undergoing a transformational renovation, and results are not comparable to the prior period.
(3)	Non-hotel operating expenses, net include the amortization of hotel real estate-related right-of-use assets and obligations.
(4)	Property-level adjustments include non-operational and nonrecurring items. Adjustments primarily include $3.3 million of pre-opening costs at Andaz Miami Beach in the first quarter of 2025 and a $1.3 million COVID-19-related relief grant received at the Marriott Boston Long Wharf in the first quarter of 2024.